SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                October 31, 2001


                              ORYX TECHNOLOGY CORP.
             (Exact name of registrant as specified in its charter)


          Delaware                        1-12680                22-2115841
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)


         4340 Almaden Expressway, Suite 220, San Jose, California 95118
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (408) 979-2955

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Item 5. Other Events.

         On October 31, 2001, Oryx Technology Corp. announced in a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, the completion of a private placement of 162,338 shares of its common stock at a purchase price of $3.08 per share, resulting in aggregate proceeds to Oryx Technology Corp. of $500,000. The investors also received warrants to purchase 37,975 additional shares of Oryx Technology Corp. common stock at an exercise price of $5.925 per share. The common stock and warrants sold in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

    (c) Exhibits

          99.1              Press Release dated November 12, 2001.


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 13, 2001                   ORYX TECHNOLOGY CORP.
                                           (Registrant)


                                           By:  /s/ Mitchel Underseth
                                                ---------------------
                                                Mitchel Underseth
                                                Chief Financial Officer

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